UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2011
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
in Company)
WEST 80 CENTURY ROAD
PARAMUS, NEW JERSEY 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On April 21, 2011, Hudson City Bancorp, Inc. (the “Company”) filed a Current Report on Form 8-K to report on the voting results of its annual meeting of shareholders held on April 19, 2011 (the “Annual Meeting”), including, among other matters, the results of the non-binding advisory vote regarding the frequency of future shareholder advisory votes on the compensation paid to the Company’s named executive officers.
     The Company is filing this Amendment No. 1 on Form8-K/A solely to update, in accordance with Item 5.07(d) of Form 8-K, the disclosures made regarding the vote on the frequency of future shareholder advisory votes on named executive officer compensation.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     At the Annual Meeting, the Company’s shareholders voted, in a non-binding advisory vote, for an advisory vote on named executive officer compensation to be held every year, rather than every two or every three years, consistent with the recommendation of the Company’s Board of Directors (the “Board”). In light of such vote and consistent with the Board’s prior recommendation, the Company intends to hold a shareholder advisory vote on named executive officer compensation every year, until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of advisory votes on named executive officer compensation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson City Bancorp, Inc.
By:	/s/ Anthony J. Fabiano
Anthony J. Fabiano
Senior Vice President

Dated: September 15, 2011

3